Exhibit 10.3

1847 HOLDINGS LLC

STOCK OPTION AGREEMENT

This STOCK OPTION AGREEMENT (this “Agreement”), dated as of May 11, 2020, is entered into by and between 1847 Holdings LLC, a Delaware limited liability company (the “Company”), and Paul A. Froning (the “Optionee”).

BACKGROUND

Pursuant to an agreement between the Company and the Optionee, the Company agreed to grant a stock option to the Optionee for the purchase of 60,000 the Company’s Common Shares.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, mutual covenants herein set forth and other good and valuable consideration, subject to the terms and conditions herein, the Company and the Optionee hereby agree as follows:

1.	Grant of Option.

Subject to the terms and conditions herein, the Company hereby grants to the Optionee an option (the “Option”) to purchase Sixty Thousand (60,000) of its Common Shares (the “Option Shares”), at an exercise price of $2.50 per share (the “Exercise Price”), as may be adjusted from time to time as provided in this Agreement.

2.	Exercise of the Option.

(a) Subject to adjustments as provided in Section 6 herein, the Option shall be cumulatively exercisable. The Option is fully vested and immediately exercisable.

(b) The Option shall expire on May 11, 2025, subject to earlier termination as provided herein.

3.	Rights of Holder.

The Optionee shall not have any rights to dividends or any other rights of a stockholder with respect to any Option Shares until such shares shall have been issued to him (as evidenced by the appropriate entry on the transfer books of the Company) upon purchase of such shares upon exercise of the Option. Furthermore, nothing contained in this Agreement shall confer upon the Optionee any right to be in the employ of the Company or its subsidiaries beyond what is called for in the Optionee’s employment agreement, if any.

4.	Non-Transferability of Option.

This Option shall not be transferable other than by will or by the laws of descent and distribution, and may be exercised during the Optionee’s lifetime only by him.

5.	Representations and Warranties of Optionee; Investor Qualification; Restrictions on Sales.

The Option and, upon exercise of the Option, the Purchased Shares, as defined in Section 8 (together, the “Shares”) are being acquired by the Optionee for his account, for investment purposes and not with a view to the sale or distribution of all or any part of the Shares, nor with any present intention to sell or in any way distribute the same, as those terms are used in the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder. Optionee has sufficient knowledge and experience in financial matters so as to be capable of evaluating the merits and risks of purchasing the Shares. Optionee has reviewed copies of such documents and other information as Optionee has deemed necessary in order to make an informed investment decision with respect to its acquisition of the Shares. Optionee understands that the Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act or the availability of an exemption therefrom, and that in the absence of an effective registration statement covering the Shares or an available exemption from registration under the Securities Act, the Shares must be held indefinitely. Further, Optionee understands and has the financial capability of assuming the economic risk of an investment in the Shares for an indefinite period of time. Optionee has been advised by the Company that Optionee will not be able to dispose of the Shares, or any interest therein, without first complying with the relevant provisions of the Securities Act and any applicable state securities laws. Optionee understands that the provisions of Rule 144 promulgated under the Securities Act, permitting the routine sales of the securities of certain issuers subject to the terms and conditions thereof, are not currently, and may not hereafter be, available with respect to the Shares. Optionee acknowledges that the Company is under no obligation to register the Shares or to furnish any information or take any other action to assist the undersigned in complying with the terms and conditions of any exemption which might be available under the Securities Act or any state securities laws with respect to sales of the Shares in the future. Optionee is an “Accredited Investor” as defined in rule 501 (a) of Regulation D of the Securities Act.

6.	Adjustments.

(a) Adjustments by the Company. In the event of a stock dividend, stock split-up, share combination, exchange of shares, recapitalization, merger, consolidation, acquisition or disposition of property or shares, reorganization, liquidation or other similar changes or transactions, by the Company during the term of the Option, the Board of Directors of the Company shall make such adjustment of the number and class of shares then covered by the Option, or of the Exercise Price, or both, whose determination shall be conclusive. To the extent practicable, the Company shall give the Optionee prior notice of any such event, provided that the failure by the Company to give such notice shall not subject the Company to any liability herein.

(b) Adjustments Due to Merger, Consolidation, Reorganization, Asset Sale, Liquidation, etc.

(i) If the Company shall be the surviving business entity in any reorganization, merger, consolidation, etc. of the Company with one or more other corporations, any then outstanding Option shall pertain to and apply to the securities to which a holder of the number of Common Shares subject to such Option would have been entitled immediately following such reorganization, merger, consolidation, etc. with a corresponding proportionate adjustment of the Exercise Price as to which such Option may be exercised so that the aggregate Exercise Price as to which such Option may be exercised shall be the same as the aggregate Exercise Price as to which such Option may be exercised for the shares remaining subject to the Option immediately prior to such reorganization, merger, consolidation, etc.

(ii) In the event of a merger or consolidation in which the Company is not the surviving business entity, or sale of all or substantially all of the assets of the Company in which outstanding Common Shares are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company (collectively, a “Corporate Transaction”), the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding Options: (A) provide that such Options shall be assumed, or equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); (B) upon written notice to the Optionee, provide that all unexercised Options will terminate immediately prior to the consummation of such transaction unless exercised by the Optionee within a specified period following the date of such notice; or (C) in the event of a Corporate Transaction under the terms of which holders of the Common Shares of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Corporate Transaction (the “Transaction Price”), make or provide for a cash payment to the Optionee equal to the difference between the Transaction Price times the number of Common Shares subject to such outstanding Options (to the extent then exercisable at prices not in excess of the Transaction Price) and the aggregate Exercise Price of all such outstanding Options in exchange for the termination of such Options.

7.	Reservation of Shares.

The Company shall at all times during the term of the Option reserve and keep available such number of Common Shares or such other class of stock then subject to the Option as shall be sufficient to satisfy the requirements of this Agreement. The Company shall list such Common Shares on the national securities exchange or automated quotation system on which the Company’s Common Shares are then listed.

8.	Exercise Procedure.

(a) Procedure. The Optionee may exercise the Option, at any time or from time to time as provided herein, by delivering to the Company a written notice duly signed by the Optionee stating the number of Option Shares that the Optionee has elected to purchase and accompanied by payment in an amount equal to the full purchase price for the shares to be purchased (the “Purchased Shares”). The notice may be in form of the “Exercise of Option to Purchase Shares” attached hereto. The payment may either be in cash or by check or shares of the Company’s Common Shares with a fair market value equal to the exercise price on the date the Option is exercised, or through a combination of cash or shares. For purposes of the foregoing, “fair market value” of the Common Shares shall be determined as of the last business day for which the prices or quotes are available prior to the date the particular Options are exercised and shall mean (i) the last reported sale price (on that date) of the Common Shares on the principal national securities exchange on which the Common Shares are traded; or (ii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Shares are not reported on a national securities exchange. However, if the Common Shares are not then publicly traded, the “fair market value” shall be deemed to be the fair value of the Common Shares as determined by the Company’s Board of Directors after taking into consideration all factors which it deems appropriate. Following receipt by the Company of such notice of exercise and full payment, the Company shall issue, as soon as practicable, a stock certificate for the Purchased Shares in the name as designated by the Optionee and deliver the certificate to the Optionee.

(b) Compliance. Notwithstanding the foregoing, the Company shall not be required to issue or deliver the stock certificate pursuant to Section 8(a) hereof until it has complied with all requirements of the Securities Act, the Securities Exchange Act of 1934, as amended, any securities exchange or automated quotation system on which the Company’s Common Shares may then be listed, and all applicable state laws in connection with the issuance of the Option Shares or their listing on said securities exchange or system. When the Optionee exercises any portion of this Option, the Optionee shall execute and deliver to the Company an investment letter in a form satisfactory to the Company containing such representations of as may be requested by the Company in order for it to comply with the applicable requirements of federal and state securities laws. This requirement shall not apply if the Company has registered the issuance of the Option Shares under federal and state securities laws.

(c) Legend. Each certificate for the Purchased Shares shall bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE REGISTRATION PROVISIONS OF SAID ACT HAVE BEEN COMPLIED WITH OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.”

9.	Notices.

Each notice relating to this Agreement shall be in writing and delivered in person or by facsimile, e-mail or certified mail to the following addresses:

If to the Company:

590 Madison Avenue, 21st Floor

New York, NY 10022

Attention: Chief Executive Officer

Email:

If the Optionee:

Paul A. Froning

_________________

_________________

_________________

or to such other address as either party hereto may hereinafter duly give to the other.

10.	Binding.

This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their successors, assigns, heirs and administrators.

11.	Entire Agreement.

This Agreement constitutes the entire agreement between the parties hereto with respect to the matters herein, and cannot be amended, modified or terminated except by an agreement in writing executed by the parties hereto.

12.	Governing Law.

This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware.

13.	Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

1847 HOLDINGS LLC

By:	/s/ Ellery W. Roberts
Name:	Ellery W. Roberts
Title:	Chief Executive Officer

OPTIONEE

/s/ Paul A. Froning
Paul A. Froning

Exercise of Option To Purchase Shares

To: 1847 Holdings LLC

The undersigned hereby exercises the within Option for the purchase of ______ shares (the “Purchased Shares”) of the Common Shares of 1847 Holdings LLC (the “Company”) granted under a Stock Option Agreement, dated as of May 11, 2020, and herewith makes payment of the purchase price by the delivery of $_______. In the event the Purchased Shares are not registered under the Securities Act of 1933, as amended, the undersigned shall provide such representations as may be required by the Company to fulfill any exemptions that may be sought under said Act. Kindly issue the certificate for the Purchased Shares in accordance with the instructions given below:

Signature

Instructions for issuance of stock:

Name

Address

Social Security Number